SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 1, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 10, 2017, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of March 10, 2017 and accompanying base prospectus dated February 23, 2017 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-216191), as amended, which was declared effective by the SEC on March 10, 2017 (the “Registration Statement”).

An Amendment No. 3 to the Prospectus Supplement was filed on February 1, 2018. Under Amendment No. 3, the Company’s Unit Option Program began on February 1, 2018 and was scheduled to terminate on the earlier of February 28, 2018 or when this Unit Option received $5 million in Unit purchases. The Unit Option Program terminated on February 28, 2018. Each warrant affords the investor the opportunity to purchase one share of our Common Stock at a warrant exercise price of $5.00. The warrants have the symbol “ZNWAH.” The warrants will become exercisable on the first trading day after the 31st day following the Unit Option Termination Date (i.e.; February 28, 2018) and continue to be exercisable for one (1) year after the exercise date of April 2, 2018 until April 2, 2019.

The Company is filing the item included in Exhibit 4.5 to this Current Report on Form 8-K, which relates to the above Registration Statement, for the purpose of incorporating such items as a replacement Exhibit 4.5 under Annex B to the Registration Statement for the DSPP Unit Option Program that began on February 1, 2018 and was terminated on February 28, 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.5	-	Form of Warrant included in the Unit Option Program (warrant ZNWAH), Annex B under the Prospectus Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: March 1, 2018	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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